UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 11, 2010
ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Purchase Agreement
On March 11, 2010, Alion Science and Technology Corporation (“Alion” or the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC (the “Initial Purchaser”), to sell to the Initial Purchaser 310,000 of the Company’s units (the “Units”), each Unit consisting of $1,000 principal amount of the Company’s 12% Senior Secured Notes due November 1, 2014 (the “Secured Notes”) and one detachable warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase approximately 1.9439 shares of common stock, par value $0.01 per share, of the Company. The Initial Purchaser also acted as sole bookrunner in connection with the Company’s 2007 offering of its 10 1/4% Senior Unsecured Notes due 2015. In addition, affiliates of the Initial Purchaser acted as joint lead arranger, administrative agent, collateral agent and lender under the Company’s previously existing Term B Senior Credit Facility and will act as sole lead arranger, administrative agent, and lender under the New Credit Agreement (as defined below). Credit Suisse, an affiliate of the Initial Purchaser, also serves as arranger, administrative agent and collateral agent under the New Credit Agreement.
Issuance and Sale of Secured Notes
On March 22, 2010, the Company completed the issuance and sale of its units consisting of (a) $310.0 million aggregate principal amount of its Secured Notes and (b) detachable warrants to purchase an aggregate of 602,614 shares of the Company’s one cent par value common stock. The Company issued the Secured Notes pursuant to an indenture, dated as of March 22, 2010, among the Company, certain subsidiary guarantors of the Company and Wilmington Trust Company, as trustee (the “Indenture”).
Issuance and Sale of Warrants
On March 22, 2010, the Company completed the issuance and sale of its units consisting in part of 310,000 Warrants which, when exercised, will entitle the holders thereof to acquire an aggregate of 602,614 shares of the Company’s common stock. The Company issued the Warrants pursuant to the warrant agreement, dated March 22, 2010, with Wilmington Trust Company, as warrant agent (the “Warrant Agreement”). The Warrants have an exercise price of $0.01 per share of common stock and are exercisable on or after the first anniversary of the issue date. The Warrants expire on March 15, 2017. Warrant holders will have no voting rights. If the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the “ESOP Trust”) proposes to sell 75% or more of the Company’s common stock in certain transactions, the ESOP Trust will be entitled to require the holders of all of the Warrants and the holders of any of the Company’s common stock issued as a result of a prior exercise of the Warrants to engage in the same transaction on the same terms as the ESOP Trust. The exercise price and number of shares of common stock issuable upon exercise of the Warrants are both subject to adjustment in certain cases.
The Secured Notes and the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Units to the Initial Purchaser in reliance on exemption from registration under Section 4(2) of the Securities Act. The Initial Purchaser has informed the Company that it intends to re-sell the Units to qualified institutional buyers pursuant to exemptions from registration provided by Rule 144A and to others pursuant to Regulation S under the Securities Act. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
The Company used the net proceeds from the sale of the Units to (i) repay in full and at par the principal amount of, and accrued interest on, the senior term and revolving loans outstanding under the Term B Senior Credit Agreement, (ii) repurchase the subordinated warrants (the “Junior Warrants”) and redeem the subordinated note (the “Junior Subordinated Note”) currently held by Illinois Institute of Technology (“IIT”) using the allocable proceeds from the Units attributable to the Warrants, and (iii) to fund cash on the Company’s balance sheet.

Credit Agreement
On March 22, 2010, the Company entered into a new revolving credit facility (the “New Credit Agreement”) with Credit Suisse AG, as administrative agent, and various lenders, to replace the revolving facility under the existing Term B Senior Credit Agreement. The New Credit Agreement allows for up to $25 million in outstanding borrowings at any time, includes a $10 million letter of credit subfacility, matures approximately four and one half years from the closing date, bears cash interest at either LIBOR plus a specified margin or a base rate plus a specified margin, is available for working capital and general corporate purposes and includes an uncommitted incremental term and revolving credit facility in an amount up to $10 million. The New Credit Agreement is secured by a lien on substantially all of the Company’s assets and the assets of certain of the Company’s subsidiaries and a pledge of the equity of certain of Alion’s subsidiaries (See the description under the “Security Agreement”).
Intercreditor Agreement
On March 22, 2010, the Company entered into an intercreditor agreement with representatives of the New Credit Agreement lenders and representatives of the holders of the Secured Notes and with Wilmington Trust Company (the “Intercreditor Agreement”). The Intercreditor Agreement provides first-out rights to the New Credit Agreement lenders meaning that certain obligations will be paid in full prior to the payment of obligations with respect to the Secured Notes out of the proceeds of any collateral sale or in connection with any distribution in a liquidation or insolvency proceeding.
Security Agreement
On March 22, 2010, the Company entered into a security agreement with certain subsidiaries of the Company and Wilmington Trust Company, as collateral agent (the “Security Agreement”). Pursuant to the Security Agreement, the Company, along with certain of its subsidiaries, granted to Wilmington Trust Company, as collateral agent for the benefit of the secured parties under the New Credit Agreement and the holders of the Secured Notes, a security interest in all of the Company’s current and future tangible and intangible property, as well as all of the current and future tangible and intangible property of the Company’s subsidiaries, Alion- BMH Corporation, Alion — CATI Corporation, Alion — IPS Corporation, Alion — JJMA Corporation, Alion — MA&D Corporation, Alion — METI Corporation, Alion Canada (US) Corporation, Human Factors Applications, Inc., Washington Consulting, Inc., and Washington Consulting Government Services, Inc. (collectively, the “Subsidiaries”).
Guarantee Agreement
On March 22, 2010, the Company entered into a guarantee agreement with the Subsidiaries and CS, as administrative agent (the “Guarantee Agreement”) pursuant to which the Subsidiaries guaranteed the Company’s obligations under the New Credit Agreement.
Registration Rights Agreement
On March 22, 2010, the Company entered into a Registration Rights Agreement (“Registration Rights Agreement”) with the Initial Purchaser of the Secured Notes, pursuant to which it agreed to use its reasonable best efforts to, among other things: (i) file with the Securities and Exchange Commission (“SEC”) a registration statement on an appropriate form under the Securities Act relating to a registered exchange offer (“Exchange Offer Registration Statement”) for the Secured Notes under the Securities Act within 90 days after the issue date of the Secured Notes and (ii) use reasonable best efforts to cause the Exchange Act Registration Statement to be declared effective under the Securities Act within 240 days after the issue date of the Secured Notes.
Amendment to the ESOP Trust Stock Purchase Agreement
On March 22, 2010, the Company entered into an amendment to the Stock Purchase Agreement, dated as of December 20, 2002, with the ESOP Trust (the “Stock Purchase Agreement Amendment). The Stock Purchase Agreement Amendment removes the Company’s obligation to maintain its S corporation status.

Item 1.02 Termination of a Material Definitive Agreement
As previously disclosed, on December 21, 2009, the Company entered into a Note and Warrant Redemption Agreement, Fourth Amendment to Seller Note Securities Purchase Agreement, First Amendment to the Second Amended and Restated Seller Note and Rights Agreement Termination Agreement (the “Redemption Agreement”) dated as of December 18, 2009 between the Company and IIT. The Company used a portion of the net proceeds from the sale of the Units to repurchase the Junior Warrants and redeem the Junior Subordinated Note held by IIT on March 22, 2010 (the “Repurchase and Redemption”). Upon the Repurchase and Redemption, the Seller Note Securities Purchase Agreement and the Rights Agreement each dated as of December 20, 2002 between the Company and IIT (as successor to IIT Research Institute) terminated. In addition, IIT will no longer have the right to nominate two representatives to the Company’s board of directors. Messrs Collens and Vitale were IIT’s board designees. The Company, however, has waived its rights to have these two current members resign from the board of directors.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference. The Initial Purchaser received an aggregate discount of $638,600 with respect to the sale of the Warrants.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 18, 2010, the board of directors of the Company adopted the Amended and Restated By-Laws, which became effective on such date (the “Amended and Restated By-Laws”). Prior to such amendment, the by-laws, subject to certain exceptions, (i) required approval from the Company’s board of directors for any transfer of shares of capital stock in order to preserve the Company’s status as an S corporation; and (ii) provided that the Company would not recognize any transfer of shares, whether voluntary or involuntary, that in the sole opinion of the board of directors could cause the Company to lose its status as an S corporation. The provisions amended by the Amended and Restated By-Laws remove all restrictions on ownership and transfer of the Company’s capital stock that were designed to preserve the Company’s S corporation status.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 22, 2010

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ Joshua J. Izenberg
	Name:	Joshua J. Izenberg
	Title:	Vice President, Associate General Counsel and Assistant Secretary